SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Tianli Agritech, Inc.

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Suite F, 23rd Floor

Building B, Jiangjing Mansion

228 Yanjiang Ave.

Jiangan District, Wuhan City

Hubei Province, China 430010

(+86) 27 8274 0726

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, $0.001 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-163041

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Common Shares to be registered hereunder is contained in the section entitled “Description of Share Capital” of the Prospectus included in the Registrant’s Registration Statement on Form S-1, No. 333-165522 (the “Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”) on March 17, 2010 and as amended on May 6, 2010, June 1, 2010 and June 14, 2010. The section containing this description is incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits are filed as a part of this registration statement:

Exhibit Number	Description of Exhibit

3(i).1	Amended and Restated Articles of Association of the Registrant(1)

3(ii).1	Amended and Restated Memorandum of Association of the Registrant(2)

4.1	Specimen Share Certificate(3)

(1)	Incorporated by reference to Exhibit 3(i).1 to the Registrant’s Registration Statement dated March 17, 2010 on Form S-1 (333-165522)
(2)	Incorporated by reference to Exhibit 3(ii).1 to the Registrant’s Registration Statement dated March 17, 2010 on Form S-1 (333-165522)
(3)	Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Tianli Agritech, Inc.

By:	/S/ HANYING LI
Hanying Li
Chief Executive Officer

Dated: June 28, 2010

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3(i).1	Amended and Restated Articles of Association of the Registrant(1)

3(ii).1	Amended and Restated Memorandum of Association of the Registrant(2)

4.1	Specimen Share Certificate(3)

(1)	Incorporated by reference to Exhibit 3(i).1 to the Registrant’s Registration Statement dated March 17, 2010 on Form S-1 (333-165522)
(2)	Incorporated by reference to Exhibit 3(ii).1 to the Registrant’s Registration Statement dated March 17, 2010 on Form S-1 (333-165522)
(3)	Filed herewith.

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